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                                                                 EXHIBIT 99.6(a)

                      PRUDENTIAL DEVELOPING MARKETS FUND


                            Distribution Agreement
                            ----------------------



          Agreement made as of June 1, 1998 between Prudential Developing Markets Fund, a Delaware business trust (the Fund), and Prudential Securities Incorporated, a Delaware corporation (the Distributor).



                                 WITNESSETH



          WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the Investment Company Act), as a diversified, open-end, management investment company that may offer its shares through separate series (individually, a Series, and collectively, the Series);



          WHEREAS, it is in the interest of the Fund to offer its shares for sale continuously;



          WHEREAS, the shares of the Fund may be divided into classes and/or Series (all such shares being referred to herein as Shares) and the Series currently are each authorized to offer Class A, Class B, Class C and Class Z Shares;



          WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers;



          WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other, with respect to the continuous offering of the Series' Shares from and after the date hereof in order to promote the growth of the Series and facilitate the distribution of their respective Shares; and



          WHEREAS, upon approval by the holders of the respective classes and/or Series of Shares of the Fund it is contemplated that the Fund will adopt a plan (or plans) of distribution pursuant to Rule 12b-1 under the Investment Company Act with respect to certain of its classes and/or Series (the Plans) authorizing payments by the Fund to the Distributor with respect to the distribution of such classes and/or Series of Shares and the maintenance of related shareholder accounts.



          NOW, THEREFORE, the parties agree as follows:



Section 1.  Appointment of the Distributor
            ------------------------------


          The Fund hereby appoints the Distributor as principal underwriter and
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distributor of the Shares of the Fund to sell Shares to the public on behalf of the Fund and the Distributor hereby accepts such appointment and agrees to act hereunder. The Fund hereby agrees during the term of this Agreement to sell Shares of the Series through the Distributor on the terms and conditions set forth below.



Section 2.  Exclusive Nature of Duties
            --------------------------


          The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor of the Series' Shares, except that:



          2.1 The exclusive rights granted to the Distributor to sell Shares of the Series shall not apply to Shares of a Series issued in connection with the merger or consolidation of any other investment company or personal holding company with the Series or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Series.



          2.2 Such exclusive rights shall not apply to Shares issued by a Series pursuant to reinvestment of dividends or capital gains distributions or through the exercise of any conversion feature or exchange privilege.



          2.3 Such exclusive rights shall not apply to Shares issued by a Series pursuant to the reinstatement privilege afforded redeeming shareholders.



          2.4 Such exclusive rights shall not apply to purchases made through a Series' transfer and dividend disbursing agent in the manner set forth in the currently effective Prospectus of the Series. The term "Prospectus" shall mean the Prospectus of the Series and Statement of Additional Information included as part of the Fund's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (Securities Act), and the Investment Company Act, as such Registration Statement is amended from time to time.



Section 3.  Purchase of Shares from a Series
            --------------------------------


          3.1 The Distributor shall have the right to buy from a Series on behalf of investors the Shares needed, but not more than the Shares needed (except for clerical errors in transmission) to fill unconditional orders for Shares placed with the Distributor by investors or registered and qualified securities dealers and other financial institutions (selected dealers).



          3.2 Shares shall be sold by the Distributor on behalf of a Series and delivered by the Distributor or selected dealers, as described in Section 6.4 hereof, to investors at the offering price as set forth in the Prospectus.

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          3.3  The Fund shall have the right to suspend the sale of any or all classes and/or Series of its Shares at times when redemption is suspended pursuant to the conditions in Section 4.3 hereof or at such other times as may be determined by the Board of Trustees. The Fund shall also have the right to suspend the sale of any or all classes and/or Series of its Shares if a banking moratorium shall have been declared by federal or New York authorities.



          3.4 The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares of the Series received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares of a Series. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).



Section 4.  Repurchase or Redemption of Shares by a Series
            ----------------------------------------------


          4.1 Any of the outstanding Shares of a Series may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Shares so tendered in accordance with its Declaration of Trust as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem or repurchase the Shares of a Series shall be equal to the net asset value determined as set forth in the Prospectus. All payments by a Series hereunder shall be made in the manner set forth in Section 4.2 below.



          4.2 The Fund shall pay from the appropriate Series the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by the Series as follows: (I) in the case of Shares subject to a contingent deferred sales charge, any applicable contingent deferred sales charge shall be paid to the Distributor, and the balance shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus; and (ii) in the case of all other Shares, proceeds shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.



          4.3 Redemption of any class and/or Series of Shares or payment may be suspended at times when the New York Stock Exchange is closed for other than

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customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Series of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Series fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.



Section 5.  Duties of the Fund
            ------------------


          5.1 Subject to the possible suspension of the sale of Shares as provided herein, the Fund agrees to sell Shares of the respective classes and/or Series so long as it has Shares of the respective classes and/or Series available.



          5.2 The Fund shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for each Series by independent public accountants. The Fund shall make available to the Distributor such number of copies of each Series' Prospectus and annual and interim reports as the Distributor shall reasonably request.



          5.3 The Fund shall take, from time to time, but subject to the necessary approval of the Board of Trustees and the shareholders, all necessary action to register Shares under the Securities Act, to the end that there will be available for sale such number of Shares of each Series as the Distributor reasonably may expect to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.



          5.4 The Fund shall use its best efforts to maintain notice filings of an appropriate number of its Shares for sales under the securities laws of such states as the Distributor and the Fund may approve; provided that the Fund shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation or trust in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. Any such notice filings may be terminated or withdrawn by the Fund at any time in its discretion.



Section 6.  Duties of the Distributor
            -------------------------



          6.1 The Distributor shall devote reasonable time and effort to effect sales of Shares, but shall not be obligated to sell any specific number of Shares. Sales of

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the Shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies. The Distributor shall compensate the selected dealers as set forth in a Series' Prospectus.



          6.2 In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or a Prospectus and any sales literature approved by appropriate officers of the Fund.



          6.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (NASD).



          6.4 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of Shares, provided that the Fund shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD. Shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in a Series' Prospectus.



Section 7.  Payments to the Distributor
            ---------------------------


          7.1 With respect to classes and/or Series of Shares which impose a front-end sales charge, the Distributor shall receive and may retain any portion of any front-end sales charge which is imposed on such sales and not reallocated to selected dealers as set forth in the Prospectus, subject to the limitations of Rule 2830 of the Conduct Rules of the NASD. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any applicable Plan.



          7.2 With respect to classes and/or Series of Shares which impose a contingent deferred sales charge, the Distributor shall receive and may retain any contingent deferred sales charge which is imposed on such sales as set forth in the Prospectus, subject to the limitations of Rule 2830 of the Conduct Rules of the NASD. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any applicable Plan.


Section 8.  Payment to the Distributor under the Plan
            -----------------------------------------



          8.1 The Fund shall pay to the Distributor as compensation for services

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under any Plans adopted by the Fund on behalf of any classes and/or Series of
Shares a distribution and service fee with respect to the Fund's classes and/or Series as described in each of the Fund's respective Plans and this Agreement.



          8.2 So long as a Plan or any amendment thereto is in effect, the Distributor shall inform the Board of Trustees of the commissions and account servicing fees with respect to the relevant class and/or Series of Shares to be paid by the Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have dealer agreements with the Distributor. So long as a Plan (or any amendment thereto) is in effect, at the request of the Board of Trustees or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities with respect to the relevant class and/or Series of Shares.



Section 9.  Allocation of Expenses
            ----------------------


          The Fund shall bear all costs and expenses of the continuous offering of its Shares (except for those costs and expenses borne by the Distributor pursuant to a Plan and subject to the requirements of Rule 12b-1 under the Investment Company Act), including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Fund shall also bear the cost of notice filings of the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund or a Series as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5.4 hereof and the cost and expense payable to each such state for continuing notice filings therein until the Fund decides to discontinue such notice filings pursuant to Section 5.4 hereof. As set forth in
Section 8 above, the Fund shall also bear the expenses it assumes pursuant to any Plan, so long as such Plan is in effect.



Section 10.  Indemnification
             ---------------


          10.1 The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person

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may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or any Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement or any Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, trustee or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of trustees or trustees who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Fund's agreement to indemnify the Distributor, its officers and directors or trustees and any such controlling person as aforesaid is expressly conditioned upon the Fund being promptly notified of any action brought against the Distributor, its officers or directors or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.



          10.2 The Distributor agrees to indemnify, defend and hold the Fund, its officers and trustees and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers and trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or any Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or any Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its officers and trustees and any such controlling person as aforesaid, is expressly

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conditioned upon the Distributor being promptly notified of any action brought against the Fund, its officers and trustees or any such controlling person, such notification being given to the Distributor at its principal business office.



Section 11.  Duration and Termination of this Agreement
             ------------------------------------------


          11.1 This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the applicable class and/or Series, and (b) by the vote of a majority of those trustees who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of any of the Fund's Plans or in any agreement related thereto (independent trustees), cast in person at a meeting called for the purpose of voting upon such approval.



          11.2 This Agreement may be terminated at any time, without the payment of any penalty, by a majority of the independent trustees or by vote of a majority of the outstanding voting securities of the applicable class and/or Series, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.



          11.3 The terms "affiliated person," "assignment," "interested person" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.



Section 12.  Amendments to this Agreement
             ----------------------------


          This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the applicable class and/or Series, and (b) by the vote of a majority of the independent trustees cast in person at a meeting called for the purpose of voting on such amendment.



Section 13.  Separate Agreement as to Classes and/or Series
             ----------------------------------------------


          The amendment or termination of this Agreement with respect to any class and/or Series shall not result in the amendment or termination of this Agreement with respect to any other class and/or Series unless explicitly so provided.

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Section 14.  Governing Law
             -------------


          The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.



          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                      Prudential Securities Incorporated



                                      By: /s/ Robert F. Gunia
                                          -------------------
                                          Robert F. Gunia
                                          Senior Vice President



                                      Prudential Developing Markets Fund



                                      By: /s/ Richard A. Redeker
                                          ----------------------
                                           Richard A. Redeker
                                           President

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